                                                                       EXHIBIT 1

                           STOCK PURCHASE AGREEMENT
                           ------------------------


This Stock Purchase Agreement ("Agreement") is made and entered into effective as of April 6, 1999, between Barbara Vest Hancock ("Shareholder") and Herb D. Vest ("Purchaser").

                                  Recitations
                                  -----------

Shareholder owns 1,445,481 shares ("Shares") of the common stock of H.D. Vest, Inc., a Texas corporation ("the Company").

The Shareholder desires to sell and Purchaser desires to buy the Shares of the Company.

NOW, THEREFORE, in consideration of the mutual representations, warranties, conditions and covenants contained herein, the parties agree as follows:

1.   Sale and Purchase. Subject to the terms and conditions of this Agreement,
     -----------------
the Shareholder agrees to sell and Purchaser agrees to purchase the Shares for the consideration specified in Section 2 of this Agreement.

2.   Purchase Price. The purchase price for the Shares is $10,000,000 and
     --------------
assumption of Shareholder's Note with Frost National Bank with an approximate remaining balance of $442,143 ("Frost Note") for a total consideration of $10,442,143. The consideration for the purchase of the Shares shall be paid as follows:

     (a) A $10,000,000 promissory note ("Note") payable to the Shareholder as described in Exhibit A.

     (b)  An assumption agreement for the Frost Note.

3.   Price Adjustment. If Purchaser were to sell the Shares at a price
     ----------------
exceeding $10.543394 per share, such excess will be called the "Incremental Increase". If the sale of the Shares should occur within 6 months of the Closing as described in this Agreement, then Shareholder shall be entitled to receive 100% of such Incremental Increase. If such sale should occur between 6 months and 1 year of the Closing, then Shareholder shall be entitled to receive 80% of such Incremental Increase. If such sale should occur between year 1 and year 2 of the Closing, then Shareholder will be entitled to receive 50% of such Incremental Increase. If the sale of the Shares should occur 2 years after Closing, then Shareholder will not be entitled to any Incremental Increase. Any payment pursuant to this Section 3. shall be made to Shareholder at the same time and manner by which Purchaser shall receive payment of the purchase price for the Shares.

4.   Closing.
     -------

     (a) Closing of this purchase and sale of the Shares (the "Closing") shall take place on or before April 6, 1999 at the offices of H.D. Vest, Inc., 6333 N. State Highway

          161, Fourth Floor, Irving, Texas 75038, or at such other time, date and place as may be mutually agreed to by the parties.

     (b) At the Closing and upon delivery of the documents provided in Sections 4(c), Shareholder shall deliver to the Escrow Agent the following:

               i. Certificates representing the Shares duly endorsed in blank by Shareholder, or accompanied by a stock power duly endorsed in blank;

     (c) At the Closing and upon delivery of the documents provided in Sections 4(b), the Purchaser shall deliver to Shareholder the following:

               i.    The Note in the amount of $10,000,000;

               ii. A Stock Pledge Agreement as described in Exhibit B securing the $10,000,000 Note;

               iii.  An assumption agreement for the Frost Note.

     (d) The Shares delivered in 4(b)(i) shall be held in escrow by the Escrow Agent pursuant to the terms of the Security Agreement described in 4(c)(ii).

          Upon final payment of the Note, the Escrow Agent will release the stock to Purchaser.

          The Escrow Agent shall be The Frost National Bank. Shareholder and Purchaser indemnify and release Escrow Agent from any claims arising pursuant to this Agreement. In the event of any dispute between any party, Escrow Agent may (i) resign, (ii) take no further actions as Escrow Agent, and (iii) deliver as instructed any items held in escrow upon receipt of joint instructions by the parties or a judicial order. Notwithstanding the indemnity and release of Escrow Agent, Escrow Agent is liable for any act of gross negligence or intentional misconduct.

5.   Representations and Warranties of Shareholder. Shareholder represents and
     ---------------------------------------------
warrants to the Purchaser as follows:

     (a) Shareholder is the lawful and beneficial owner of record of the Shares, free and clear of all liens, encumbrances and claims except for the Frost Note.

     (b) Delivery of the Shares at the Closing in accordance with this Agreement will vest good and marketable title to the Shares in the Purchaser, free and clear of all liens, encumbrances and claims except for the Frost Note.

     (c) Shareholder has the full power and right to enter into and perform this Agreement without the consent of any other person, entity or governmental agency; this

          Agreement has been duly executed and delivered by Shareholder and constitutes a valid and binding agreement of Shareholder in accordance with its terms.

6.   Governing Law. This Agreement is being executed and delivered and is
     -------------
intended to be performed in the State of Texas with venue in Dallas County, Texas. The substantive laws of Texas shall govern the validity, construction, enforcement and interpretation of this Agreement, unless otherwise specified herein.

7.   Invalid Provisions. If any provision of this Agreement is held to be
     ------------------
illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

8.   Entirety and Amendments. This instrument and the instruments referred to
     -----------------------
herein embody the entire agreement between the parties, supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by the Shareholder and Purchaser, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

9.   Multiple Counterparts. This Agreement may be executed in a number of
     ---------------------
identical counterparts, each of which constitute collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

10.  Notices. All notices, requests, demands and other communications required
     -------
or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed, certified mail, return receipt requested, with postage paid:

     a.   If to Shareholder, to:

          Barbara Vest Hancock
          4809 Neptune Court
          Flower Mound, Texas  75022

or to such other person or address as Shareholder shall furnish to Purchaser in writing.

     b.   If to Purchaser, to:

          Herb D. Vest
          6333 N. State Highway 161
          Fourth Floor
          Irving, Texas  75038

or to such other person or address as Purchaser shall furnish to Shareholder in writing.

11.  Parties Bound. This Agreement shall be binding upon, and inure to the
     -------------
benefit of, each of the parties hereto to the extent applicable to them and their respective successors and assigns, heirs, beneficiaries and legal representatives.

12.  Survival Beyond Closing. All agreements set forth herein shall survive the
     -----------------------
date of Closing.


     IN WITNESS WHEREOF, the parties have executed this Agreement this 6th day of April, 1999.

                                    SHAREHOLDER:


                                    /s/ Barbara Vest Hancock
                                    ------------------------------
                                    BARBARA VEST HANCOCK



                                    PURCHASER:


                                    s/ Herb D. Vest
                                    ------------------------------
                                    HERB D. VEST



ESCROW AGENT:

The Frost National Bank

By:     /s/ Diane Madalin
     ------------------------------
         Its:      SVP
             ----------------------

                                   EXHIBIT A


                                     NOTE
                      (Secured by Stock Pledge Agreement)


Date:     6th day of April, 1999

Maker:    Herb D. Vest

Maker's Mailing Address (including county):

          6333 N. State Highway 161
          Fourth Floor
          Irving, Dallas County, Texas

Payee:    Barbara Vest Hancock

Place for Payment (including county):

          4809 Neptune Court
          Flower Mound, Denton County, Texas

Principal Amount:  $10,000,000

Annual Interest Rate on Unpaid Principal from Date:

          The unpaid principal of this Note from time to time outstanding shall bear interest prior to maturity at the rate of five and fifty-three hundredths percent (5.53%) per annum for payments 1 through 36 as described below and six percent (6.0%) per annum for payments 37 through 135.

Annual Interest Rate on Matured, Unpaid Amounts:

          Twelve percent (12%) per annum.

Terms of Payment (principal and interest):

          One hundred thirty-five (135) consecutive monthly payments beginning on May 1, 1999 with payments one through thirty-six in the amount of $46,083.33; with payments thirty-seven through seventy-two in the amount of $100,000.00; with payments seventy-three through one hundred thirty-four in the amount of

          $150,000.00; and payment one hundred thirty-five in the amount of $73,396.73. Each monthly payment is due and payable the first day of each month and shall be considered late and unpaid following the 15th of such month. Principal and interest shall be allocated in accordance with the amortization schedule attached as Attachment A.

Collateral:

          1,445,481 shares of H.D. Vest, Inc. common stock represented by the Certificates listed on Schedule 1.

     Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

     Maker may at any time prepay this Note without penalty.

     If Maker defaults in the payment of this Note or in performance of any obligation in any instrument securing or collateral to it, including the Stock Purchase Agreement, Stock Pledge Agreement, Assumption Agreement and Escrow Agreement dated as of this date, and the default continues after Payee gives Maker notice of the default and the default is not cured within ninety (90) days that the notice is sent by certified return receipt mail, then Payee may declare the unpaid principal balance and earned interest on this Note immediately due. Except for the notice requirement, Maker waives all other demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

     If this Note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy or other judicial proceeding, then Maker shall pay Payee all costs of collection and enforcement, including reasonable attorney's fees and court costs, in addition to other amounts due.

     Interest on the debt evidenced by this Note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

     Notwithstanding anything herein to the contrary, no recourse shall be had, whether by levy or execution or otherwise, for the payment of any amount due or the performance of any obligations under this Note against Maker, and Payee shall not enforce any deficiency judgment against Maker.

     The Place of Payment may be changed by Payee giving Maker written notice of such change. This Note is being executed and delivered and is intended to be performed in the State of Texas with venue in Dallas County, Texas. The substantive laws of Texas shall govern the validity, construction, enforcement and interpretation of this Agreement, unless otherwise specified herein.

     All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed, certified mail, return receipt requested, with postage paid:

     a.   If to Payee, to:

          Barbara Vest Hancock
          4809 Neptune Court
          Flower Mound, Texas 75022

or to such other person or address as Payee shall furnish to Maker in writing:

     b.   If to Maker, to:

          Herb D. Vest
          6333 N. State Highway 161
          Fourth Floor
          Irving, Texas 75038

or to such other person or address as Maker shall furnish to Payee in writing.

     When the context requires, singular nouns and pronouns include the plural.



                                       -------------------------------------
                                       Herb D. Vest

                                   EXHIBIT B


                            STOCK PLEDGE AGREEMENT
                            ----------------------


     THIS STOCK PLEDGE AGREEMENT (this "Agreement") is made and entered into this 6th day of April, 1999, by and between Herb D. Vest ("Pledgor"), Barbara Vest Hancock ("Secured Party") and The Frost National Bank ("Escrow Agent").

1.   Pledge.  Pledgor hereby grants to Secured Party a security interest in the
     ------
     following described corporate stock:

          1,445,481 shares of the common stock, of H.D. Vest, Inc.

     represented by Certificates described on the attached Schedule 1, together with a stock power for each Certificate duly endorsed in blank and herewith delivered to Escrow Agent ("Pledged Shares"). Escrow Agent shall hold the Pledged Shares as security for payment of the Note as described in this Agreement.

2.   Secured Indebtedness.  This Agreement shall secure all indebtedness
     --------------------
     incurred by Pledgor under the provisions of that certain promissory note (the "Note") of even date herewith made by Pledgor to Secured Party in the original principal amount of Ten Million and No/100 Dollars ($10,000,000.00), bearing interest at the rate of five and fifty-three hundredths percent (5.53%) per annum for payments 1 through 36 and six percent (6.0%) for payments 37 through 135 as described in the Note, with the first such installment being due and payable on the first day of April 1999, and with an installment on the first of each succeeding month until the Note is paid in full.

3.   Release of Pledged Shares.  After 36 months from the date of this Agreement
     -------------------------
     and each year for 3 years thereafter, Escrow Agent shall release each year to Pledgor 50,000 shares of H.D. Vest, Inc. common stock which constitutes part of the Pledged Shares. After 72 months from the date of this Agreement and each year for 3 years thereafter, Escrow Agent shall release each year from the Pledged Shares an additional 100,000 shares of H.D. Vest, Inc. common stock. After 108 months from the date of this Agreement until the Note is paid, Escrow Agent shall release each year from the Pledged Shares an additional 150,000 shares of H.D. Vest, Inc. common stock. Notwithstanding the provisions of paragraph 3 to the contrary, Escrow Agent shall not release any Pledge Shares if Escrow Agent is notified in writing that there exists an uncured Event of Default.

4.   Dividends.  During the term of this Agreement, all dividends and other
     ---------
     amounts paid upon Pledged Shares shall belong to Pledgor. In the Event of Default, any dividends will be paid to Secured Party with such payments applied to the payment deficiency causing the Event of Default.

5.   Voting Rights.  During the term of this Agreement, and so long as Pledgor
     -------------
     is not in default in the performance of any of the terms of this Agreement including the monthly installments, Pledgor shall have the right to vote the Pledged Shares on all corporate questions, and Secured Party shall, upon request, execute due and timely proxies and authorizations reasonably required to confirm the voting rights of Pledgor.

6.   Adjustments.  In the event that, during the term of this Agreement,
     -----------
     reclassification, readjustment or other change is declared or made in the capital structure of H.D. Vest, Inc., all new, substituted and additional shares, or other securities, issued by reason of any such change shall be held by Escrow Agent under the terms of this Agreement in the same manner as the Pledged Shares.

7.   Payment of the Note.  Upon payment at maturity of the principal and
     -------------------
     interest of the Note, Escrow Agent shall transfer to Pledgor all the remaining Pledged Shares and all rights received by Secured Party as a result of this pledge to Secured Party of the Pledged Shares.

8.   Events of Default.  Occurrence of any of the following events (each such
     -----------------
     event referred to herein as an "Event of Default") shall, at the option of Secured Party, constitute a default hereunder:

     (a) Failure of Pledgor to pay after any cure period the indebtedness secured by this Agreement;

     (b)  Default by Pledgor of the Note or this Agreement;

     (c)  Sale by Pledgor of the Pledged Shares;

     (c) Any pledge by Pledgor of the Pledged Shares to any party other than Secured Party without the prior written consent of the Secured Party;

     (d) Any pledge by Pledgor of the Pledged Shares to any party other than Secured Party.

     (e) Pledgor making an assignment for the benefit of creditors, or admitting in writing its inability to pay its debts; or having a receiver or trustee for it or substantially all of its property appointed and, if appointed without its consent, not to be discharged within ninety (90) days; or having proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors instituted by or against it and, if contested by it, not to be dismissed or stayed within ninety (90) days; or having any writ of attachment or execution of any similar process issued or levied against it or any significant part of its property which is not released, stayed, bonded or vacated within ninety (90) days after its issue or levy.

     (f)  Failure to pay when due all fees due to Escrow Agent.

     (g) Default by Pledgor under the Assumption Agreement relating to a $455,000 promissory note executed by Shareholder payable to The Frost National Bank.

9.   Rights of Secured Party Upon Event of Default.  On an Event of Default, the
     ---------------------------------------------
     Secured Party may foreclose the Pledged Shares after giving notice to Pledgor and Escrow Agent and Pledgor fails to object within ten (10) days of receipt of such notice. The Secured Party may then require Escrow Agent to deliver the Pledged Shares in satisfaction of Pledgor's obligation.

10.  Assignment.  Secured Party may assign, sell or convey her interest in the
     ----------
Note and this Agreement.

11.  Governing Law.  This Agreement is being executed and delivered and is
     -------------
intended to be performed in the State of Texas with venue in Dallas County, Texas. The substantive laws of Texas shall govern the validity, construction, enforcement and interpretation of this Agreement, unless otherwise specified herein.

12.  Notices.  All notices, requests, demands and other communications required
     -------
or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed, certified mail, return receipt requested, with postage paid:

     a.   If to Secured Party, to:

          Barbara Vest Hancock
          4809 Neptune Court
          Flower Mound, Texas 75022

or to such other person or address as Secured Party shall furnish to Pledgor in writing.

     b.   If to Pledgor, to:

          Herb D. Vest
          6333 N. State Highway 161
          Fourth Floor
          Irving, Texas75038

or to such other person or address as Pledgor shall furnish to Secured Party in writing.

     c.   If to Escrow Agent, to:

          The Frost National Bank
          4200 S. Hulen
          Fort Worth, Texas  76109

or to such other person or address as Escrow Agent shall furnish to Pledgor and Secured Party in writing.


     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                       PLEDGOR:


                                       -----------------------------------------
                                       Herb D. Vest



                                       SECURED PARTY:


                                       -----------------------------------------
                                       Barbara Vest Hancock



                                       ESCROW AGENT


                                       The Frost National Bank


                                       By:
                                          --------------------------------------
                                          Its:
                                              ----------------------------------

                                  SCHEDULE 1
                           TO STOCK PLEDGE AGREEMENT

      Cert. #                              # of Shares
       ------                              -----------
            1                                       50
           64                                       79
           88                                       50
          151                                      575
          153                                       79
          268                                      400
         1821                                  100,000
         1901                                  117,198
         1902                                   81,000
         2011                                  266,666
         2160                                  287,041
         2161                                  111,858
         2162                                   11,157
         2325                                  186,340
         2326                                  274,013
         2447                                    8,012
         2479                                      363
         4667                                      600

                                             1,445,481

                             ASSUMPTION AGREEMENT
                             --------------------


This Assumption Agreement ("Agreement") is made and entered into effective as of April 6, 1999, between Barbara Vest Hancock ("Shareholder") and Herb D. Vest ("Purchaser").

                                  Recitations
                                  -----------

Shareholder has executed a promissory note (the "Note") payable in the original principal amount of $455,000 to The Frost National Bank (the "Bank"). The terms of the Note are twenty-four (24) equal monthly payments of $10,000 per month, with the final and unpaid balance of principal and interest due on December 10, 2000.

Purchaser has agreed to make payments on this Note pursuant to a Stock Purchase Agreement ("Stock Purchase Agreement") between Purchaser and Shareholder dated as of April 6, 1999.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.   Note Payments.  Beginning with the installment payment due on April 10,
     -------------
1999, Purchaser agrees to make all monthly payments due on the Note when due, including but not limited to the final payment on the Note. Notwithstanding anything herein to the contrary, no recourse shall be had, whether by levy or execution or otherwise, for the payment of any amount due or the performance of any obligations under this Agreement against Purchaser, and Shareholder shall not enforce any deficiency judgment against Purchaser.

2.   Security Agreement.  Purchaser shall timely and fully perform all
     ------------------
obligations of Shareholder under each and every agreement between Shareholder and The Frost National Bank, securing payment of the Note.

3.   Shareholder Notification.  Purchaser shall provide Shareholder a copy of
     ------------------------
each monthly payment sent to the Bank pursuant to the terms of this Agreement.

4.   Payment Applications.  The payments made pursuant to this Agreement are to
     --------------------
discharge Purchaser's obligations pursuant to the Stock Purchase Agreement.

5.   Additional Documents.  The Stock Purchase Agreement and all documents
     --------------------
referenced in the Stock Purchase Agreement are incorporated herein by reference.

6.   Governing Law.  This Agreement is being executed and delivered and is
     -------------
intended to be performed in the State of Texas with venue in Dallas County, Texas. The substantive laws of Texas shall govern the validity, construction, enforcement and interpretation of this Agreement, unless otherwise specified herein.

7.   Invalid Provisions.  If any provision of this Agreement is held to be
     ------------------
illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

8.   Entirety and Amendments.  This instrument and the instruments referred to
     -----------------------
herein embody the entire agreement between the parties, supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by the Shareholder and Purchaser, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

9.   Multiple Counterparts.  This Agreement may be executed in a number of
     ---------------------
identical counterparts, each of which constitute collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

10.  Notices.  All notices, requests, demands and other communications required
     -------
or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed, certified mail, return receipt requested, with postage paid:

     a.  If to Shareholder, to:

         Barbara Vest Hancock
         4809 Neptune Court
         Flower Mound, Texas  75022

or to such other person or address as Shareholder shall furnish to Purchaser in writing.

     b.  If to Purchaser, to:

         Herb D. Vest
         6333 N. State Highway 161
         Fourth Floor
         Irving, Texas  75038

or to such other person or address as Purchaser shall furnish to Shareholder in writing.

11.  Parties Bound.  This Agreement shall be binding upon, and inure to the
     -------------
benefit of, each of the parties hereto to the extent applicable to them and their respective successors and assigns, heirs, beneficiaries and legal representatives.

     IN WITNESS WHEREOF, the parties have executed this Agreement this _____ day of April, 1999.

                                    SHAREHOLDER:


                                    --------------------------------------------
                                    BARBARA VEST HANCOCK


                                    PURCHASER:


                                    --------------------------------------------
                                    HERB D. VEST